SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

West End Indiana Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	36-4713616
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

34 South 7th Street
Richmond, Indiana	47374
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

None
(Title of class)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box.  ☒

Securities Act registration statement file number to which this form relates: 333-175509

Securities to be registered pursuant to Section 12(g) of the Act:

common stock, par value $0.01 per share
(Title of each class to be registered)	(Name of each exchange on which each class is to be registered)

Item 1.  Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s securities, reference is made to “Description of Capital Stock,” “Our Policy Regarding Dividends” and “Market for the Common Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-175509), initially filed with the SEC on July 12, 2011 and amended on October 12, 2011, October 21, 2011 and November 2, 2011, which is hereby incorporated by reference.  For a description of the provisions of the Registrant’s Articles of Incorporation and Bylaws that may render a change in control of the Registrant more difficult, reference is made to “Restrictions on Acquisition of West End Indiana Bancshares, Inc.” and “Description of Capital Stock” in the Registrant’s Prospectus.

Item 2.  Exhibits.

1.
Registration Statement on Form S-1 (Registration Number 333-175509) initially filed with the SEC on July 12, 2011 and amended on October 12, 2011, October 21, 2011 and November 2, 2011 (the “Form S-1”).

2.	Articles of Incorporation (incorporated by reference to Exhibit 3.1 of the Form S-1).

3.	Bylaws (incorporated by reference to Exhibit 3.2 of the Form S-1).

4.	Specimen Stock Certificate (incorporated by reference to Exhibit 4 of the Form S-1).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

WEST END INDIANA BANCSHARES, INC.

Date: January 6, 2012	By:	/s/ John P. McBride
John P. McBride
President and Chief Executive Officer